UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 27, 2008
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)
(336) 294-4410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.
     Unifi, Inc. (the “Registrant”), previously announced that its wholly owned subsidiary, Unifi Kinston, LLC (“Unifi Kinston”) and Reliance Industries USA, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Reliance Agreement”) which provided for the sale of all remaining assets and structures, located at the Unifi Kinston’s polyester manufacturing facility in Kinston, N.C. to the Buyer, subject to certain closing conditions (the “Sale”). On August 27, 2008, the Registrant was informed by the Buyer, that the Buyer was terminating the Reliance Agreement and would not be proceeding with the Sale. The Registrant retains certain rights to sell these assets located at the Kinston facility for a period of two years from March 20, 2008. If after the two year period the assets have not been sold, the Registrant will convey them to E.I. DuPont de Nemours for no value.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.
By:	/s/ Charles F. McCoy
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: August 29, 2008